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                                                                EXHIBIT 10.20(1)

                          LEGGETT & PLATT, INCORPORATED
                          EXECUTIVE STOCK UNIT PROGRAM

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. NAME AND PURPOSE ...........................................................1
     1.1      Name. ...........................................................1
     1.2      Purpose. ........................................................1

2. DEFINITIONS ................................................................1
     2.1      Account. ........................................................1
     2.2      Additional Matching Contribution. ...............................1
     2.3      Beneficiary. ....................................................1
     2.4      Board ...........................................................1
     2.5      Committee. ......................................................1
     2.6      Common Stock. ...................................................1
     2.7      Company. ........................................................1
     2.8      Compensation. ...................................................1
     2.9      Contributions ...................................................1
     2.10     Dividend Contribution ...........................................2
     2.11     Election. .......................................................2
     2.12     Employer. .......................................................2
     2.13     ERISA. ..........................................................2
     2.14     Fair Market Value. ..............................................2
     2.15     FICA ............................................................2
     2.16     Key Employee. ...................................................2
     2.17     Management Committee. ...........................................2
     2.18     Matching Contribution. ..........................................2
     2.19     Participant. ....................................................2
     2.20     Participant's Contribution. .....................................2
     2.21     Section 16 Officers. ............................................2
     2.22     Stock Unit. .....................................................2
     2.23     Year of Service. ................................................2

3. ELIGIBILITY AND PARTICIPATION ..............................................3
     3.1      Selection of Participants. ......................................3
     3.2      Continued Participation. ........................................3

4. CONTRIBUTIONS AND ACQUISITION OF STOCK UNITS ...............................3
     4.1      Acquisition of Stock Units ......................................3
     4.2      Participant's Contribution. .....................................3
     4.3      Forms and Modification. .........................................3
     4.4      Matching Contributions. .........................................3

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     4.5  Additional Matching Contribution. ...................................3
     4.6  Dividend Contributions ..............................................4
     4.7  Change in Capitalization. ...........................................4
     4.8  FICA Tax Gross-Up ...................................................4
     4.9  Impact of Deferred Compensation Program .............................4

5. DISTRIBUTION ...............................................................4
     5.1  Distribution. .......................................................4
     5.2  Form of Distribution. ...............................................4
     5.3  Withholding from Distributions ......................................4
     5.4  Forfeiture of Stock Units ...........................................5
     5.5  Beneficiary. ........................................................5
     5.6  Hardship Distribution ...............................................5

6. ADMINISTRATION .............................................................5
     6.1  Administration. .....................................................5
     6.2  Committee's Authority. ..............................................5
     6.3  Section 16 Officers. ................................................5

7. CLAIMS .....................................................................5
     7.1  Adjudication of Claims. .............................................5

8. GENERAL PROVISIONS .........................................................6
     8.1  No Contract. ........................................................6
     8.2  No Assignment. ......................................................6
     8.3  Unfunded Program. ...................................................6
     8.4  No Trust Created. ...................................................6
     8.5  Binding Effect. .....................................................6
     8.6  Amendments and Termination. .........................................6
     8.7  Governing Law. ......................................................6
     8.8  Notices. ............................................................6



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                          LEGGETT & PLATT, INCORPORATED
                          EXECUTIVE STOCK UNIT PROGRAM
                        (Effective as of January 1, 2002)

1.   NAME AND PURPOSE
     ----------------

     1.1 Name. The name of this Program is the "Leggett & Platt, Incorporated Executive Stock Unit Program."

     1.2 Purpose. This Program is intended to attract, motivate, retain and reward Key Employees by giving them the opportunity to share in the appreciation in value of the Company's Common Stock. The Program is an unfunded deferred compensation plan for a select group of management and/or highly compensated employees as described in ERISA. The Program is established pursuant to the Leggett & Platt, Incorporated 1989 Flexible Stock Plan.

2.   DEFINITIONS
     -----------

     2.1 Account. A separate book account established by the Company to track Stock Units for each Participant.

     2.2 Additional Matching Contribution. The Company's additional contribution of amounts to a Participant's Account made pursuant to Section 4.5.

     2.3 Beneficiary. The person or persons designated as the recipient of a deceased Participant's benefits under the Program.

     2.4 Board. The Board of Directors of the Company.

     2.5 Committee. The Compensation Committee of the Board or, except as to
Section 16 Officers, the Management Committee or any person to whom the administrative authority has been delegated by the Committee.

     2.6 Common Stock. The Company's $.01 par value common stock.

     2.7 Company. Leggett & Platt, Incorporated.

     2.8 Compensation. Salary, bonuses, and all other forms of cash compensation which may become payable to a Participant to the extent designated by the Committee. In the case of a sales representative whose regular paycheck includes funds for travel and expenses, Compensation means 75% of the total. Compensation will also include remuneration which would have been received in cash but for the Participant's election to defer such remuneration or to receive a stock option in lieu of such remuneration in accordance with any deferred compensation program of the Company. Any amounts considered as Compensation by virtue of the preceding sentence will be counted as Compensation only once even if the benefits derived from such compensation are includible in the Participant's taxable income in a subsequent year.

     2.9 Contributions. The amount contributed to a Participant's Account, which include Participant Contributions, Matching Contributions, Additional Matching Contributions and Dividend Contributions.

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     2.10 Dividend Contribution. The Company's contribution of dividend amounts to a Participant's Account made pursuant to Section 4.6.

     2.11 Election. A Participant's election to contribute Compensation, which sets forth the percentage of Compensation to be contributed and such other items as the Committee may require.

     2.12 Employer. The Company or any directly or indirectly majority-owned subsidiary, partnership or limited liability company of the Company.

     2.13 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

     2.14 Fair Market Value. The closing price of Common Stock on a given date as reported on the New York Stock Exchange composite tape or, in the absence of sales on a given date, the closing price (as so reported) on the New York Stock Exchange on the last day on which a sale occurred prior to such date.

     2.15 FICA. Federal Income Contributions Act, as amended.

     2.16 Key Employee. A management and/or highly compensated employee of the Employer.

     2.17 Management Committee. A committee selected by the Board that is authorized to act on behalf of the Committee under the Program, except with respect to Section 16 Officers.

     2.18 Matching Contribution. The Company's contribution of amounts to a Participant's Account equal to 50% of a Participant's Contribution made pursuant to Section 4.4.

     2.19 Participant. A Key Employee selected to participate in the Program who has delivered a signed Election to the Company.

     2.20 Participant's Contribution. The Participant's contribution of Compensation which is used to acquire Stock Units pursuant to Section 4.2.

     2.21 Section 16 Officers. All officers of the Company subject to the requirements of Section 16 of the Securities Exchange Act of 1934.

     2.22 Stock Unit. A unit of account deemed to equal a single share (or fractional share) of Common Stock.

     2.23 Year of Service. Any calendar year in which the Participant completes 1,000 hours of service. An hour of service means any hour for which the Employer pays the Participant, including hours paid for vacation, illness or disability. If the Participant was employed by a company or division acquired by the Company, the Participant's service will include hours of service with the acquired company for purposes of eligibility. However, for purposes of determining Years of Service under Section 5.4, the Participant's service will begin on the acquisition date.


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3.   ELIGIBILITY AND PARTICIPATION
     -----------------------------

     3.1 Selection of Participants. The Committee will select the Key Employees eligible to become Participants. Unless waived by the Committee, a Key Employee must have at least one Year of Service prior to becoming a Participant. A Key Employee so selected will become a Participant on the first July 1 or January 1 following his delivery to the Company of a Participant's Election.

     3.2 Continued Participation. The Committee may revoke an individual's right to participate if he no longer meets the Program's eligibility requirements or for any other reason. If a Participant's employment is terminated for any reason, his right to participate in the Program will cease. Except as provided in Section 5.4, such termination will not affect Stock Units already credited to his Account.

4.   CONTRIBUTIONS AND ACQUISITION OF STOCK UNITS
     --------------------------------------------

     4.1 Acquisition of Stock Units. An account will be established to track Stock Units for each Participant. All Contributions to a Participant's Account will be used to acquire Stock Units at a price equal to 85% of the Fair Market Value of a share of Common Stock on the date such Contributions are made.

     4.2 Participant's Contribution. Each Participant may elect to contribute to the Program a percentage of his Compensation in excess of $23,700 for the calendar year (which amount may be increased by the Committee for years after 2002). The Committee will determine the maximum percentage. Participant's Contributions will be made on a bi-weekly basis, unless the Committee determines otherwise.

     4.3 Forms and Modification. A Participant's Election will be made in a form approved by the Committee. The election must be made on or before June 30 or December 31, and will only apply to Compensation earned and payable after such dates. An Election may be changed twice each calendar year. Once a change is made, it will become effective on the first July 1 or January 1 following delivery of such change to the Company.

     4.4 Matching Contributions. The Company will make a Matching Contribution equal to 50% of the Participant's Contribution. Matching Contributions will be made at the same time as the Participant's Contributions.

     4.5 Additional Matching Contribution. If the Company's return on adjusted average equity for a calendar year is at least 12.5%, the Company will make an Additional Matching Contribution equal to 50% of the Participant's Contribution for the applicable year. If the Company fails to achieve a 12.5% return, the Committee will determine the amount, if any, of the Additional Matching Contribution. Such Contribution will be credited to the Account of each Participant who was employed as of the last business day of the calendar year, plus each Participant whose employment terminated prior to such date: (a) due to permanent and total disability or death, or (b) after the Participant has attained 55 years of age and has at least 5 Years of Service. Additional Matching Contributions, if any, will be made after the end of the year when the amount has been determined.

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     4.6 Dividend Contributions. On the date a cash dividend is paid on Common
Stock, the Company will make a Dividend Contribution equal to the product of the number of Stock Units credited to the Participant's Account on the dividend record date times the per share cash dividend paid on Common Stock.

     4.7 Change in Capitalization. In the event of a stock dividend, stock split, merger, consolidation or other recapitalization of the Company affecting the number of outstanding shares of Common Stock, the number of Stock Units credited to a Participant's Account will be appropriately adjusted.

     4.8 FICA Tax Gross-Up. The Company will pay on behalf of a Participant any FICA taxes due on Matching Contributions and Additional Matching Contributions. Such payment will be determined by the Committee and may include a tax "gross-up" on such payments.

     4.9 Impact of Deferred Compensation Program. Some Participants are eligible to defer up to 100% of their Compensation under the Company's Deferred Compensation Program. If the Compensation remaining after such a deferral is not sufficient to allow the Participant to make the full Participant's Contribution, the Company will make the Matching Contribution and any Additional Matching Contribution as though the full Participant's Contribution had been made.

5.   DISTRIBUTION
     ------------

     5.1 Distribution. Distribution of a Participant's Account will be made within 90 days after termination of employment either in a lump sum or installments if elected. Prior to distribution, the Stock Units will be converted to the appropriate number of whole shares of Common Stock.

     Distribution of a Participant's Account will be based on the number of Stock Units credited to his Account upon termination of employment. If Stock Units are credited to the Participant's Account after a distribution has been made (e.g., as a result of Dividend Contributions or Additional Matching Contributions), a subsequent distribution of those Stock Units will be made.

     5.2 Form of Distribution. Distributions will be made in the form elected by the Participant. The forms of distribution are: (a) a lump sum amount, or (b) annual installments for up to 15 years. Annual installment distributions will be made by January 31st of each year following the year of the initial distribution. Each annual distribution will be equal to the balance of Stock Units in the Account divided by the number of payments remaining.

     If the Participant (or his Beneficiary in the event of death) does not make an election within 30 days after termination of employment, the distribution will be made in a lump sum. If a Participant's Account value does not exceed $50,000 on termination of employment, the distribution will be made in a lump sum regardless of the Participant's election otherwise.

     5.3 Withholding from Distributions. When Stock Units are converted to Common Stock for distribution, the Company may withhold from such Common Stock any amount required to pay applicable taxes (at the Company's required withholding rate). Alternatively, the Participant may pay such taxes in cash if he elects to do so before the distribution date.

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     5.4 Forfeiture of Stock Units. Notwithstanding the above, upon the termination of employment of a Participant who has less than 5 Years of Service, any Stock Units acquired by Company Matching and Additional Matching Contributions will be forfeited (unless the Committee determines otherwise). However, such Stock Units will not be forfeited if (a) the Participant is at least 60 years of age upon termination of employment, or (b) the Participant's employment is terminated due to death or total and permanent disability.

     5.5 Beneficiary. If a Participant dies before he has received all distributions due under the Program, the remaining distributions will be made to his Beneficiary. Each Participant may designate a Beneficiary and change his Beneficiary from time to time. No such designation will become effective until received in writing by the Company. If a Participant has no living designated Beneficiary, then his Beneficiary will be his personal representative.

     5.6 Hardship Distribution. In the event of a hardship of a Participant, the Committee may, in its sole discretion, permit distribution of such portion of Participant's Stock Units, as it deems appropriate.

6.   ADMINISTRATION
     --------------

     6.1 Administration. Except to the extent the Committee otherwise designates pursuant to Section 6.2(e), the Committee will control and manage the operation and administration of the Program.

     6.2 Committee's Authority. The Committee will have such authority as may be necessary to discharge its responsibilities under the Program, including the authority to: (a) interpret the provisions of the Program; (b) adopt rules of procedure consistent with the Program; (c) determine questions relating to benefits and rights under the Program; (d) maintain records concerning the Program; (e) designate any Company employee or committee, including the Management Committee, to carry out any of the Committee's duties, including authority to manage the operation and administration of the Program; and (f) determine the content and form of the Participant's Election and all other documents required to carry out the Program.

     6.3 Section 16 Officers. Notwithstanding the foregoing, the Committee may not delegate its authority with respect to Section 16 Officers.

7.   CLAIMS
     ------

     7.1 Adjudication of Claims. The Committee and the Company's Secretary will make all determinations regarding benefits under the Program in accordance with ERISA.

     If a Participant believes he is entitled to receive a distribution under the Program and he does not receive such distribution, he must make a claim in writing to the Committee. The Committee will review the claim. If the claim is denied, the Committee will provide a written notice of denial within 90 days setting out: the reasons for the denial; provisions of the Program upon which the denial is based; any additional information to perfect the claim and why such information is necessary; the steps to be taken if a review is sought, including the right to file an action under Section 502(a) of ERISA following an adverse determination; and the time limits for requesting a review and for review.

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     If a claim is denied and the Participant desires a review, he will notify the Secretary in writing within 60 days of the receipt of notice of denial. In requesting a review, the Participant may review the Program or any related document and submit any written statement he deems appropriate. The Secretary will then review the claim and, if the decision is adverse to the Participant, provide a written decision within 60 days setting out: the reasons for the denial; provisions of the Program upon which the denial is based; a statement that the Participant is entitled to receive, upon request and free of charge, copies of documents relied upon in making the decision; and the Participant's right to bring an action under Section 502(a) of ERISA.

8.   GENERAL PROVISIONS
     ------------------

     8.1 No Contract. Nothing contained in the Program will restrict the right of the Employer to discharge a Participant or the right of a Participant to resign from employment. The Program should not be construed as an employment contract.

     8.2 No Assignment. No Participant or Beneficiary may transfer, assign or otherwise encumber any benefits payable by the Company under the Program. Such benefits may not be seized by any creditor of Participant or Beneficiary or transferred by operation of law in the event of bankruptcy, insolvency or death. Any attempted assignment or transfer will be void.

     8.3 Unfunded Program. No person will have any interest in the Company's assets by virtue of the Program. No Participant or Beneficiary will have any of the rights of a shareholder with respect to Stock Units.

     8.4 No Trust Created. The Program and any action taken pursuant to the Program should not be construed as creating a trust or other fiduciary relationship between the Company, the Participant, his Beneficiary or any other person.

     8.5 Binding Effect. The Program will be binding upon and inure to the benefit of the Company, its successors and assigns, and each Participant, his heirs, personal representatives, and Beneficiaries.

     8.6 Amendments and Termination. The Company will have the right to amend or terminate the Program at any time. However, no such amendment or termination will deprive any Participant of the right to distribution of Stock Units previously credited to his Account.

     8.7 Governing Law. To the extent not preempted by ERISA, this Program will be governed by Missouri law.

     8.8 Notices. Any notice or claim given under the Program will be in writing and signed by the party giving the same. If such notice or claim is mailed, it will be sent by United States first class mail, postage prepaid, addressed to the recipient's last known address as shown on the Company's records. The date of such mailing will be deemed the date of notice.

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